EXHIBIT 10.26

			      AMENDMENT NO. 1

     This AMENDMENT NO. 1 amends each of

(i) the Pooling and Servicing Agreement dated as of February 12, 1993 (the "Pooling and Servicing Agreement"), as supplemented by the Variable Funding Supplement dated as of February 12, 1993, the Series 1993-1 Supplement dated as of July 23, 1993 (the "Series 1993-1 Supplement") and the Series 1993-2 Supplement dated as of July 23, 1993 (the "Series 1993-2 Supplement"), each among Ingram Funding Inc. ("Funding"), Ingram Industries Inc. ("Ingram") and Chemical Bank, as Trustee (the "Trustee"),


(ii) the Asset Purchase and Sale Agreement dated as of February 12, 1993 (the "Micro Purchase Agreement") between Ingram Micro Inc. ("Micro") and Ingram,

(iii) the Asset Purchase and Sale Agreement dated as of February 12, 1993 (the "Commtron Purchase Agreement") between Commtron Corp.
      ("Commtron) and Ingram,

(iv) the Asset Purchase and Sale Agreement dated as of February 12, 1993 (the "Purchase Agreement") between Funding and Ingram, and

(v) the Liquidity Agreement dated as of February 12, 1993 (the "Liquidity Agreement") among Distribution Funding Corporation (the "CP
      Issuer"), Funding, Ingram, Chemical Bank ("Chemical"), NationsBank of North Carolina, N.A. ("NationsBank"), The Bank of Nova Scotia ("BNS" and, together with Chemical and NationsBank, the "Banks"), Chemical, as agent for the Banks, with BNS, NationsBank and the Industrial Bank of Japan, Limited, Atlanta Agency, as Lead Managers,

and is entered into as of January 31, 1994 by and among each of the above-named parties to the Pooling and Servicing Agreement, the Micro Purchase Agreement, the Commtron Purchase Agreement, the Purchase Agreement and the Liquidity Agreement (collectively, the "Agreements").

      WHEREAS, the parties to each of the Agreements desire to enter into certain amendments thereto and to consent to all such amendments to all such Agreements,

      NOW, THEREFORE, in consideration of the foregcing and the mutual agreements contained herein, the parties hereto agree as follows:

      1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in, or for purposes of, the Agreement(s) in which such term is used.

      2. Amendments to Pooling and Servicing Agreement. The Pooling and Servicing Agreement shall be amended as follows:

	(a) Consents.

	    (i) Sections 2.06(i), 2.06(q) and 3.03(k) thereof are hereby amended by deleting from each such Section the provision which requires the consent of the Required Banks ("Bank Consent") to certain actions described therein, and by substituting in lieu thereof a provision requiring consent ("Aggregate Consent") from the holders of not less than 65% of the Third-Party Interests in the Trust. The "Third Party Interests" in the Trust shall mean the sum of (1) the aggregate Invested Amount of all Series of Investor Certificates (subject to paragraph (ii) below) and (2) the Applicable Liquidity Commitment of the Banks. The "Applicable Liquidity Commitment" of the Banks will mean the Liquidity Commitment then in effect, provided, that if at any time pursuant to the Liquidity Agreement the CP Issuer is not permitted to effect an additional Credit Utilization either through issuance of additional Commercial Paper or incurrence of additional Revolving Loans, whether by reason of Section 2.01 or Section 6.02 of the Liquidity Agreement or otherwise, then for so long as such Credit Utilization remains unavailable to the CP Issuer, the Applicable Liquidity Commitment shall mean the amount of the Liquidity Commitment corresponding to the Aggregate CP Matured Value of Outstanding Commercial Paper and the principal amount of outstanding Loans and LOC Disbursements under the LOC, if any, as to which the Banks remain at risk. In determining whether at least 65% of the holders of Third-Party Interests have consented, each Holder of an Investor Certificate may vote its Invested Amount relative to the aggregate Third-Party Interests, and each Bank may vote its allocable share of the Applicable Liquidity Commitment relative to the aggregate Third-Party Interests.

	    (ii) For purposes of all provisions requiring the vote of Holders of Investor Certificates (whether in respect of obtaining Series Consent under either the Series 1993-1 Supplement or the Series 1993-2 Supplement or Aggregate Consent or with respect to any other provision of the Pooling and Servicing Agreement or otherwise), for so long as Class B Certificates of Series 1993-1, Class B Certificates of Series 1993-2 or Investor Certificates of any other Series are held by the Transferor, Ingram or any Affiliate thereof, such Certificates shall not be voted in connection with any such vote, and the Invested Amount thereof shall be deducted from the aggregate Invested Amount of the Series 1993-1 Certificates, the Series 1993-2 Certificates and any other Series of Investor Certificates for purposes of calculating such aggregate Invested Amount entitled to vote.

	(b) Successor Servicer; Servicing Fee.

	    (i) The Trustee and Ingram hereby confirm that the intention of Sections 3.02 and 10.02 of the Pooling and Servicing Agreement with respect to the selection of a Successor Servicer and responsibility for payment of the Servicing Fee thereto, and the agreement of the Trustee and Ingram with respect to such matters, is as follows:

     Qualifications. Section 10.02(a) provides that the Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a Successor Servicer. Accordingly, any such Successor Servicer initially must satisfy the definition of "Eligible Servicer". Section 10.02(a) further provides that such Successor Servicer must have obtained confirmation from each Rating Agency that the then outstanding rating on the Commercial Paper or any outstanding Series will not be reduced or withdrawn.

     Selection. Section 10.02(c) contemplates that the Trustee would obtain bids from Eligible Servicers connection with selecting a Successor Servicer. The Transferor and Ingram could participate in obtaining such bids. The Trustee could select among any Eligible Servicers providing bids not greater than the "Trust Servicing Fee" described below and, if only one Eligible Servicer submitted such a bid, the Trustee would select such Eligible Servicer. If no Eligible Servicer submits a bid for less than or equal to the Trust Servicing Fee, then the Trustee shall select the Eligible Servicer submitting the bid that least exceeds the Trust Servicing Fee. Notwithstanding the foregoing, Ingram could direct the Trustee to select an Eligible Servicer that would otherwise not be selected by reason of submitting a higher bid so long as Ingram agreed to be responsible for the Servicing Fee in excess of the Trust Servicing Fee.

     Servicing Fee. Section 3.02 provides that unless otherwise agreed, the Servicing Fee with respect to a Successor Servicer shall be at least 0.25% per annum of the daily average Unpaid Balances of the Receivables (the "Trust Servicing Fee"). Pursuant to Section 10.02(c), the Trust Servicing Fee is the highest Servicing Fee that can be paid to a Successor Servicer from Imputed Yield Collection allocable to either the Variable Funding Certificate or any Series unless otherwise provided in the related Supplement or subsequently agreed to by all Certificateholders affected thereby. As described above, an Eligible Servicer could submit a bid for less than the Trust Servicing Fee. If all bids from Eligible Servicers exceed the Trust Servicing Fee, then (1) a Successor Servicer shall be selected based on the bids received as described above, (2) the consent of Ingram is not required in order to select a Successor Servicer charging a Servicing Fee in excess of the Trust Servicing Fee, and
     (3) pursuant to Section 10.02(c) Ingram will be responsible for the payment to such Successor Servicer of the portion of its Servicing Fee in excess of the Trust Servicing Fee.

	    (ii) The Trustee and Ingram agree that any Successor Servicer selected as described above must be ratified by Aggregate Consent.

	(c) Consent to Successor Trustee.

     Ingram agrees that any Successor Trustee selected by Ingram in accordance with Section 11.07 of the Pooling and Servicing Agreement must be ratified by Aggregate Consent.

	(d) Certain Technical Corrections.

     Funding, Ingram and the Trustee agree that the following provisions of the Pooling and Servicing Agreement, including Annex X thereto, are hereby modified and shall be construed as indicated:

	    (i) The cross-reference to "Section 2.02(c)" in line 6 on page 11 of the Agreement shall be changed to "Section 2.01(d)";

	    (ii) In Sections 12.01 and 12.02 of the Agreement, interest shall be required to be deposited to but excluding the next Payment Date rather than through the last day of the month and the Record Date, respectively, preceding the Payment Date;

	    (iii) The rating of "F-1" in clause (ii) of the definition of "Permitted Investments" shall be changed to "F-1+";

	    (iv) Section 4.02(a) shall be amended to provide that the Collection Account shall not be a subaccount or otherwise part of the Collateral Account;

	    (v) For purposes of Section 2.10, the reference therein to "Adjusted Eligible Principal Receivables" shall be changed to read "the sum of (i) the Adjusted Eligible Principal Receivables as of the end of the preceding Business Day and (ii) the product of (x) the amount, if any, held in the Transferor Account as of the end of the preceding Business Day multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date"; and

	    (vi) For purposes of the definition of "Transferor Account Deposit Amount", each reference therein to "Adjusted Eligible Principal Receivables" shall be changed to read "the sum of (i) the Adjusted Eligible Principal Receivables and (ii) the product of (x) the amount, if any, held in the Transferor Account multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date"

      3. Amendments to Purchase Agreements. The Micro Purchase Agreement, the Commtron Purchase Agreement and the Purchase Agreement shall be amended as follows:

      (a) Each such Purchase Agreement is hereby amended by deleting clause
(a) of Section 8.1 of each thereof, and by substituting in lieu thereof the following new clause (a):

      (a) December 15, 2001, subject to automatic extensions of one year periods unless otherwise agreed to in writing by the Seller and the Buyer;

      (b) Section 3.2 of each of the Micro Purchase and the Commtron Purchase Agreement is hereby amended to read as follows:

      The Purchase Price for the Receivables and related property shall be paid on the Initial Closing Date with respect to the Receivables existing on the Cut-Off Date and on each Business Day thereafter on which Receivables are transferred hereunder, at the Buyer's election, either by payment in cash in immediately available funds, creation of a receivable due from the Buyer to the Seller on demand, or by reduction of amounts owed by the Seller to the Buyer unrelated to this Agreement.

      4. Amendments to Liquidity Agreement. The Liquidity Agreement shall be amended as follows:

      (a)  Section 7.02(g)(iv) is hereby amended to read as follows:

	   Consolidated Working Capital at any Lime to be less than or equal to one hundred and ten per cent (110%) of the sum of loans and face amount of any letters of credit outstanding in excess of $80,000,000 under the Credit Agreement, dated December 15, 1992 among the Obligated Parties, Lenders and Agents named therein, as such Agreement may be amended, supplemented, modified and replaced from time to time."

      (b) Section 8.01(b) is hereby amended to read as follows:

      The CP Issuer shall fail to perform or observe in any material respect any of the covenants or agreements set forth in this Agreement, the Security Agreement or the CP Dealer Agreement or Ingram shall fail to perform or observe in any material respect any of the covenants or agreements set forth in this Agreement if such breach shall remain unremedied for 30 days after the date on which written notice of such breach shall have been given to the CP Issuer and Ingram by the Liquidity Agent, the Collateral Agent or the CP Dealer.

      (c) Section 8.01(i) is hereby amended to read as follows:

      The Servicer, the Transferor or Ingram shall fail to perform or observe any other term, covenant or agreement in any Facilities Document or Purchase Agreement to which it is a party and such failure to perform or observe shall continue unremedied for 30 days after the date on which written notice of such breach shall have been given to such Person by the Liquidity Agent or the Collateral Agent.

      5. Consent to Amendments. Each party hereto hereby consents to each amendment to each Agreement provided for in this Amendment No. 1.

      6. Ratification of Agreements. As amended by this Amendment No. 1, each Agreement is in all respects ratified and confirmed.

      7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, which may include facsimile counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

      8. Governing Law. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      9. Confirmation of Ratings. This Amendment No. 1 shall not become effective unless and until the Trustee shall have received written confirmation from each Rating Agency that the effectiveness hereof will not result in either the reduction or withdrawal of the ratings currently assigned by such Rating Agency to both the Commercial Paper and the Class A Certificates of both Series 1993-1 and Series 1993-2.

      IN WITNESS WHEREOF, each of the parties to the Agreements has caused this Amendment No. 1 to be executed by its duly authorized officer as of the date set forth above.

					  INGRAM FUNDING INC.

					  By: /s/ Thomas H. Lunn
					      -------------------------
					      Name:  Thomas H. Lunn
					      Title: Asst. Treasurer


					  INGRAM INDUSTRIES INC.

					  By: /s/ Thomas H. Lunn
					      -------------------------
					      Name:  Thomas H. Lunn
					      Title: V.P. and Treasurer


					  CHEMICAL BANK, as Trustee

					  By: /s/ T. C. Monahan
					      -------------------------
					      Name:  T. C. Monahan
					      Title: Asst. Vice President


					  INGRAM MICRO INC.

					  By: /s/ Thomas H. Lunn
					      -------------------------
					      Name:  Thomas H. Lunn
					      Title: Asst. Treasurer


					  INGRAM ENTERTAINMENT INC.,
					     as successor to
					     COMMTRON CORP.

					  By: /s/ Thomas H. Lunn
					      -------------------------
					      Name:  Thomas H. Lunn
					      Title: Treasurer


					  DISTRIBUTION FUNDING
					     CORPORATION

					  By: /s/ Hans Bald
					      -------------------------
					      Name:  Hans Bald
					      Title: Vice President

					  CHEMICAL BANK,
					     as the Liquidity Agent
					     and as a Bank

					  By: /s/ John D. Mindnich
					      -------------------------
					      Name:  John D. Mindnich
					      Title: Vice President


					  NATIONSBANK OF
					     NORTH CAROLINA, N.A.

					  By: /s/ John E. Ball
					      -------------------------
					      Name:  John E. Ball
					      Title: Senior Vice President


					  THE BANK OF NOVA SCOTIA

					  By: /s/ P. M. Brown
					      -------------------------
					      Name:  P. M. Brown
					      Title: Representative